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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch & Co., Inc.

We consent to the incorporation by reference in Registration Statement No. 333-85421 of Merrill Lynch & Co., Inc. on Form S-8 of our report dated June 12, 2000, appearing in this Annual Report on Form 11-K of The Merrill Lynch & Co., Inc. 401(k) Savings and Investment Plan for the year ended December 31, 1999.


/s/ Deloitte & Touche
New York, New York
June 12, 2000